Registration No. 333-_____
===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                PAXAR CORPORATION
             (Exact name of registrant as specified in its charter)

            New York                                         13-5670050
 (State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)

                 105 Corporate Park Drive
                  White Plains, New York                              10604
         (Address of Principal Executive Offices)                   (Zip Code)

                  2000 Long Term Performance and Incentive Plan
                            (Full title of the plan)

                              Robert S. Stone, Esq.
                  Vice President, General Counsel and Secretary
                                Paxar Corporation
                            105 Corporate Park Drive
                          White Plains, New York 10604
                     (Name and address of agent for service)

                                 (914) 697-6800
          (Telephone number, including area code, of agent for service)

                     A copy of all communications, including
               communications sent to the agent for service should
                                   be sent to:

                                Jack Becker, Esq.
                             Snow Becker Krauss P.C.
                                605 Third Avenue
                          New York, New York 10158-0125
                                 (212) 687-3860
================================================================================

                         CALCULATION OF REGISTRATION FEE
---------------------------------- --------------------- ---------------------- ---------------------- ------------------
Title of each                          Amount to be        Proposed maximum       Proposed maximum         Amount of
class of securities                                         offering price       aggregate offering
to be registered                        registered             per share                price          registration fee
---------------------------------- --------------------- ---------------------- ---------------------- ------------------
---------------------------------- --------------------- ---------------------- ---------------------- ------------------
Stock options                            3,000,000 (1)            --                     --                 -- (2)
---------------------------------- --------------------- ---------------------- ---------------------- ------------------
---------------------------------- --------------------- ---------------------- ---------------------- ------------------
Common stock, $.01 par value             3,000,000 (3)(4)  $13.62 (5)             $40,860,000            $5,177

---------------------------------- --------------------- ---------------------- ---------------------- ------------------
------------------------------------------------------------------------------------------------------ ------------------
    Total........................................................................................        $5,177
------------------------------------------------------------------------------------------------------ ------------------


(1) Represents options granted or to be granted pursuant to the Paxar Corporation 2000 Long Term Performance and Incentive Plan, as amened (the "2000 Plan").

(2)  No registration fee is required pursuant to Rule 457(h)(3).

(3)  Shares issuable upon exercise of options granted under the 2000 Plan.

(4) Pursuant to Rule 416, includes an indeterminable number of shares of common stock that may become issuable pursuant to the anti-dilution provisions of the 2000 Plan.

(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) (1) based on the average of the high and low sale prices for the registrant's common stock on the New York Stock Exchange on March 10, 2004.

                                      NOTE

         This Registration Statement on Form S-8 is being filed by Paxar Corporation (the "Registrant") to register an additional 3,000,000 shares of the Registrant's common stock issuable under the Registrant's 2000 Long Term Performance and Incentive Plan, as amended (the "2000 Plan"). The contents of the Registration Statement on Form S-8 (File No. 333-43696), dated August 14, 2000, are incorporated by reference.

         This Registration Statement includes a form of prospectus to be used by certain persons who may be deemed to be affiliates of the Registrant in connection with the resale of shares of common stock received by such persons pursuant to the exercise of options granted under:

o    The 2000 Plan;

o Registrant's Amended and Restated 1997 Incentive Stock Option Plan, which shares are subject to the Registrant's Registration Statement on Form S-8, filed on October 28, 1997 (File No. 333-38923); and

o Registrant's 1990 Employee Stock Option Plan, which shares are subject to the Registrant's Registration Statement on Form S-8 filed on November 29, 1991 (File No. 33-44299).

PROSPECTUS

                                PAXAR CORPORATION
                                6,880,291 SHARES

         We have prepared this prospectus so certain of our officers and directors may resell shares of our common stock. The selling shareholders acquired or may acquire the shares offered by this prospectus upon exercise of options granted or to be granted under any of the following plans:

o the Paxar Corporation 2000 Long Term Performance and Incentive Plan, as amended (the "2000 Plan");

o the Paxar Corporation Amended and Restated 1997 Incentive Stock Option Plan (the "1997 Plan"); and

o    the Paxar Corporation 1990 Employee Stock Option Plan (the "1990 Plan").

         The maximum number of shares that may be offered or sold under this prospectus is subject to adjustment in the event of stock splits or dividends, recapitalizations and other similar changes affecting our common stock. Our common stock is listed on the New York Stock Exchange under the symbol PXR. We anticipate that the selling shareholders will offer shares of common stock for resale at prevailing prices on the New York Stock Exchange (such other market upon which our common stock may then trade) on the date of sale. We will receive none of the proceeds from the sale of the common stock offered by this prospectus, but we will receive the exercise price upon exercise of the options.

         The Securities and Exchange Commission has not approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is March 12, 2004.



                                Table of Contents
Item                                                                                                           Page

Available Information.............................................................................................3

Documents Incorporated By Reference...............................................................................3

The Company.......................................................................................................4

Use of Proceeds...................................................................................................5

Selling Shareholders..............................................................................................5

Plan of Distribution..............................................................................................7

Legal Matters.....................................................................................................8

Experts...........................................................................................................8

SEC Position on Indemnification for Securities Act Liabilities....................................................8



                              Available Information

         We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any reports, statements or other information that we file with the SEC at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at l-800-SEC-0330 for further information about the operation of the Public Reference Room. Our public filings are also available from commercial document retrieval services and at the Internet web site maintained by the SEC at http://www.sec.gov. We distribute to our shareholders annual reports containing audited financial statements. Our common stock is listed on the New York Stock Exchange. Copies of our reports, proxy statements and other information may also be inspected at their office, located at 20 Broad Street, New York, New York 10005.

         The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to investors by referring them to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this document. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

                       Documents Incorporated By Reference

         We incorporate by reference the documents listed below:

(a)  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

(b)  Our Proxy Statement dated March 31, 2003.

(c)  Our Current Report on Form 8-K for January 30, 2003, filed January 31,
     2003.

(d)  Our Current Report on Form 8-K for April 7, 2003, filed April 7, 2003.

(e)  Our Current Report on Form 8-K for April 29, 2003, filed April 30, 2003.

(f)  Our Current Report on Form 8-K for May 12, 2003, filed May 13, 2003.

(g)  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

(h)  Our Current Report on Form 8-K for May 30, 2003, filed June 12, 2003.

(i)  Our Current Report on Form 8-K for July 29, 2003, filed August 5, 2003.

(j) Our Current Report on Form 8-K for August 6, 2003, filed August 8, 2003, as amended by Form 8-K/A, filed September 5, 2003.

(k)  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

(l)  Our Current Report on Form 8-K for September 4, 2003, filed September 4,
     2003.

(m)  Our Current Report on Form 8-K for October 29, 2003, filed October 29,
     2003.

(n)  Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003.

(o)  Our Current Report on Form 8-K for February 10, 2004, filed February 11,
     2004.

(p)  Our Current Report on Form 8-K for February 12, 2004, filed February 20,
     2004.

(q) The description of the common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

         All documents we file after the date of this prospectus pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained in a previously filed document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus modifies or supersedes such previous statement and any statement contained in this prospectus shall be deemed to be modified or superseded to the extent that a statement in any document subsequently filed, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this prospectus (excluding exhibits, unless such exhibits are specifically incorporated by reference into the information which this prospectus incorporates). Written requests for copies of such information should be directed to Paxar Corporation at 105 Corporate Park Drive, White Plains, New York 10604, Attention: Secretary. Telephone requests may be directed to the Secretary at (914) 697-6800.

                                   The Company

         Paxar is a global leader in providing innovative merchandising systems to retailers and apparel manufacturers. We bring to our customers a fusion of innovative fashion ideas and technological expertise to help them achieve retailing success. Our business includes the design, manufacture and distribution of a wide variety of tags and labels, including bar-coded labels, as well as printers and the associated supplies for customers who prefer the flexibility of creating labels and tags on an "as-needed" basis in their facilities. Product design, process reengineering and data management services are becoming more important as Paxar continues to differentiate itself as a global leader.

         We have core competencies that range from graphic design to coating, weaving, design of mechanical and electronic printers, systems integration and creation of software. We believe that our vertical integration enhances product quality, provides manufacturing economies and helps drive product innovation. In addition, Paxar's "concept to checkout" capabilities, global manufacturing operations, worldwide distribution network and brand recognition are enabling us to expand our competitive advantage and market share.

         We manufacture finished labels and tags primarily for retailers and apparel manufacturers. We also manufacture the printers, the paper and fabric substrates, and the inks for in-plant tag and label printing systems; and develop most of the operating software and all of the related application software. We manufacture electronic bar code systems and hand-held mechanical labelers for use in retail stores and distribution centers as well as for remote tracking applications. We also design integrated systems that combine our electronic printer/scanners and specialized software for large in-store and warehouse applications, such as inventory control and distribution management. In addition, we provide service for our printers at customer locations worldwide and service mechanical labelers in our facilities at multiple locations.

         We operate globally with more than 55% of our business outside the United States. Organizationally, we manage our operations across three major geographies: North, Central and South America ("Americas"), Europe, the Middle East, and Africa ("EMEA"), and the Asia Pacific region ("Asia Pacific"). Our entire array of products and services is offered for sale across each of the aforementioned geographies. During the last three years, we have significantly expanded productive capacity in Turkey, Sri Lanka and China. As of December 31, 2002, we manufactured and sold our products from 57 manufacturing facilities and sales offices located in 32 countries, and employed a total of approximately 7,700 persons worldwide. In addition, we sell our products through independent distributors in over 50 countries in which we do not sell directly to the final customer.

         Our executive offices are located at 105 Corporate Park Drive, White Plains, New York 10604, and our telephone number is (914) 697-6800.

                                 Use of Proceeds

         We will not receive any of the proceeds from the sale of the shares offered by this prospectus. However, we expect to use the proceeds from the exercise of the options for working capital and other general corporate purposes.

                              Selling Shareholders

         The shares offered by this prospectus are being registered for reoffers and resales by the selling shareholders, who have acquired or may acquire such shares pursuant to the exercise of options. The selling shareholders named below may resell all, a portion or none of such shares from time to time.

         The table below sets forth, with respect to each selling shareholder, based upon information available to us as of March 9, 2004, the number of shares of common stock beneficially owned before and after the sale of the shares offered by this prospectus; the number of shares to be sold; and the percent of the outstanding shares of common stock owned before and after the sale of the common stock offered by this prospectus.

Selling Shareholders                     Number of       Percentage      Number of       Number of      Percentage
                                                          of shares                                     of shares
                                       shares owned     owned before       shares       shares owned   owned after
                                      before sale (1)     sale (2)     to be sold (3)    after sale        sale
---------------------                 --------------     -----------   --------------   -----------     ----------
Arthur Hershaft.....................    3,721,811 (4)        9.39%         509,989       3,211,822         8.21%
   (Chairman, Chief Executive
   Officer and Director)

Jack Becker.........................      167,407 (5)         *             55,812         111,595          *
   (Director)

Leo Benatar.........................       70,444 (6)         *             57,521          12,923          *
   (Director)

Dr. Joyce F. Brown..................       19,500 (7)         *             19,500              --          *
   (Director)

Harvey L. Ganis.....................        7,000 (8)         *              2,000           5,000          *
   (Director)

Victor Hershaft.....................      609,966 (9)        1.55%         168,946         441,020         1.13%
   (Director)

David L. Kolb.......................       24,500 (10)        *             19,500           5,000          *
   (Director)

Thomas R. Loemker...................      332,122 (11)        *             49,708         282,414          *
   (Director)

James C. McGroddy...................       41,500 (12)        *             37,500           4,000          *
   (Director)

David E. McKinney...................       93,275 (13)        *             55,812          37,463          *
   (Director)

James R. Painter....................       10,500 (14)        *              9,500           1,000          *
   (Director)

Roger M. Widmann....................        2,000 (15)        *              2,000              --          *
   (Director)

Paul Chu............................      137,352 (16)        *            123,100          14,252          *
   (President, Paxar Far East)

John P. Jordan......................       56,002 (17)        *             45,000          11,002          *
   (Vice President and Treasurer)



Selling Shareholders                     Number of       Percentage      Number of       Number of      Percentage
                                                          of shares                                     of shares
                                       shares owned     owned before       shares       shares owned   owned after
                                      before sale (1)     sale (2)     to be sold (3)    after sale        sale
---------------------                 --------------     -----------   --------------   -----------     ----------

Jack R. Plaxe.......................      205,437 (18)        *            190,231          15,206          *
   (Senior Vice President and
   Chief Financial Officer)

Larry M. Segall.....................       48,500 (19)        *             48,500              --          *
   (Vice President and Controller)

Robert S. Stone.....................      119,512  (20)       *            102,100          17,412          *
   (Vice President, General
   Counsel and Secretary)

James Wrigley.......................      117,556 (21)        *            117,500              56          *
   (President, Paxar Europe)
------------------------------------
* Represents less than 1% of the issued and outstanding common stock.

(1) Unless indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes of this table, a person is deemed to be the beneficial owner of all common stock that he has the right to acquire, regardless of whether such right is presently exercisable. Each beneficial owner's percentage ownership is determined by assuming that rights to acquire shares of common stock that are held by such person (but not those held by any other person) have been exercised.

(2)  Based on 39,119,680 shares of common stock outstanding as of March 9, 2004.

(3) Does not include shares that may be acquired pursuant to the exercise of options to be granted under the 2000 Plan and subsequently sold pursuant to this prospectus.

(4) Includes 296,289 shares issuable upon the exercise of presently exercisable stock options. Also includes options to purchase 213,700 shares of common stock that are not currently exercisable. Also includes 255,022 shares held by charitable foundations of which Mr. Hershaft is a trustee, as to which he disclaims beneficial ownership.

(5) Includes 55,812 shares issuable upon the exercise of presently exercisable stock options. Also includes 75,072 shares owned of record by Mr. Becker's wife and 6,250 shares held by a charitable foundation of which Mr. Becker is the President, as to all of which shares Mr. Becker disclaims beneficial ownership.

(6) Includes 57,521 shares issuable upon the exercise of presently exercisable stock options. Also includes 2,140 shares owned of record by Mr. Benatar's wife, as to which he disclaims beneficial ownership.

(7) Includes 19,500 shares issuable upon the exercise of presently exercisable stock options.

(8) Includes 2,000 shares issuable upon the exercise of presently exercisable stock options. Also includes 5,000 shares owned of record by Mr. Ganis's wife, as to which he disclaims beneficial ownership.

(9) Includes 168,946 shares issuable upon the exercise of presently exercisable stock options. Also includes 135,741 shares owned of record by Mr. Hershaft's wife, as to which he disclaims beneficial ownership.

(10) Includes 19,500 shares issuable upon the exercise of presently exercisable stock options.

(11) Includes 49,708 shares issuable upon the exercise of presently exercisable stock options and 144,611 shares owned of record by Mr. Loemker's wife, as to which he disclaims beneficial ownership.

(12) Includes 37,500 shares issuable upon the exercise of presently exercisable stock options.

(13) Includes 55,812 shares issuable upon the exercise of presently exercisable stock options. Also includes 1,406 shares owned by Mr. McKinney's wife, as to which he disclaims beneficial ownership.

(14) Includes 9,500 shares issuable upon the exercise of presently exercisable stock options.

(15) Includes 2,000 shares issuable upon the exercise of presently exercisable stock options.

(16) Includes 60,800 shares issuable upon the exercise of presently exercisable stock options. Also includes options to purchase 62,300 shares of common stock that are not currently exercisable.

(17) Includes 13,250 shares issuable upon the exercise of presently exercisable stock options. Also includes options to purchase 31,750 shares of common stock that are not currently exercisable.

(18) Includes 123,881 shares issuable upon the exercise of presently exercisable stock options. Also includes options to purchase 66,350 shares of common stock that are not currently exercisable.

(19) Includes 14,875 shares issuable upon the exercise of presently exercisable stock options. Also includes options to purchase 33,625 shares of common stock that are not currently exercisable.

(20) Includes 48,550 shares issuable upon the exercise of presently exercisable stock options. Also includes options to purchase 53,550 shares of common stock that are not currently exercisable.

(21) Includes 51,250 shares issuable upon the exercise of presently exercisable stock options. Also includes options to purchase 66,250 shares of common stock that are not currently exercisable. Also includes 56 shares owned of record by Mr. Wrigley's child, as to which he disclaims beneficial ownership.

                              Plan of Distribution

         The shares may be sold or transferred for value by the selling shareholders, or by pledgees, donees, transferees or other successors in interest to the selling shareholders, in one or more transactions on the New York Stock Exchange (or any successor stock exchange), in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling shareholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions). The selling shareholders, and any broker-dealers that participate in the distribution of the shares, may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act. All selling and other expenses incurred by individual selling shareholders will be borne by such selling shareholders.

         Upon our being notified by a selling shareholder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a secondary distribution, or a purchase by a broker or dealer, we will file a prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (a) the name of each of such selling shareholder and the participating broker-dealers, (b) the number of shares involved, (c) the price at which such shares are being sold, (d) the commissions paid or the discounts or concessions allowed to such broker-dealers, (e) where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in the prospectus, as supplemented, and (f) other facts material to the transaction.

         In addition to any such number of shares sold hereunder, a selling shareholder may, at the same time, sell any shares of common stock, including the shares offered by this prospectus, owned by such person in compliance with all of the requirements of Rule 144 under the Securities Act, regardless of whether such shares are covered by this prospectus.

         There is no assurance that any of the selling shareholders will sell any or all of the shares offered by this prospectus.

         We will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.

                                  Legal Matters

         The validity of the shares of common stock offered by this prospectus has been passed upon for Paxar by Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158. Jack Becker, a shareholder of Snow Becker Krauss P.C. and a director of Paxar, beneficially owns, directly and indirectly, an aggregate of 178,218 shares of our common stock, and certain other shareholders of Snow Becker Krauss P.C. also beneficially own shares of our common stock.

         SEC Position on Indemnification for Securities Act Liabilities

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                     Part II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "SEC") by Paxar Corporation, a New York corporation (the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

(a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

(b)  Registrant's Proxy Statement dated March 31, 2003.

(c) Registrant's Current Report on Form 8-K for January 30, 2003, filed January 31, 2003.

(d) Registrant's Current Report on Form 8-K for April 7, 2003, filed April 7, 2003.

(e) Registrant's Current Report on Form 8-K for April 29, 2003, filed April 30, 2003.

(f)  Registrant's Current Report on Form 8-K for May 12, 2003, filed May 13,
     2003.

(g) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

(h)  Registrant's Current Report on Form 8-K for May 30, 2003, filed June 12,
     2003.

(i) Registrant's Current Report on Form 8-K for July 29, 2003, filed August 5, 2003.

(j) Registrant's Current Report on Form 8-K for August 6, 2003, filed August 8, 2003, as amended by Form 8-K/A, filed September 5, 2003.

(k) Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

(l) Registrant's Current Report on Form 8-K for September 4, 2003, filed September 4, 2003.

(m) Registrant's Current Report on Form 8-K for October 29, 2003, filed October 29, 2003.

(n) Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003.

(o) Registrant's Current Report on Form 8-K for February 10, 2004, filed February 11, 2004.

(p) Registrant's Current Report on Form 8-K for February 12, 2004, filed February 20, 2004.

(q) The description of the common stock contained in Registrant's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

         All documents the Registrant files after the date of this prospectus pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained in a previously filed document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus modifies or supersedes such previous statement and any statement contained in this prospectus shall be deemed to be modified or superseded to the extent that a statement in any document subsequently filed, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Item 5.  Interests of Named Experts and Counsel.

         Jack Becker, a shareholder of Snow Becker Krauss P.C. and a director of Paxar, beneficially owns, directly and indirectly, an aggregate of 167,407 shares of the Registrant's common stock, and certain other shareholders of Snow Becker Krauss P.C. also beneficially own shares of the Registrant's common stock. Snow Becker Krauss P.C. is rendering an opinion upon the validity of the shares of common stock offered by this prospectus to which this registration statement relates.

Item 6.  Indemnification of Directors and Officers.

         Under the New York Business Corporation Law (the "NYBCL"), a corporation may indemnify any person made, or threatened to be made, a party to any action or proceeding, except for shareholder derivative suits, by reason of the fact that he or she was a director or officer of the corporation, provided such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. Indemnification may be provided against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action, proceeding or appeal therefrom. New York law also provides that expenses incurred in defending a civil or criminal action may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such person was not entitled to such indemnification.

         In the case of shareholder derivative suits, the corporation may indemnify any person by reason of the fact that he or she was a director or officer of the corporation if he or she acted in good faith for a purpose which he or she reasonably believed to be in the best interest of the corporation, except that no indemnification may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

         The indemnification and advancement of the expenses described above under the NYBCL is not exclusive of other indemnification rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or by-laws or when authorized by (i) such certificate of incorporation or by-laws, (ii) a resolution of shareholders, (iii) a resolution of directors, or (iv) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

         Any person who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding will be entitled to indemnification. Except as provided in the preceding sentence, unless ordered by a court pursuant to the NYBCL, any indemnification under the NYBCL pursuant to the above paragraphs may be made only if authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct (i) by the disinterested directors if a quorum is available or (ii) in the event a quorum of disinterested directors is not available, if so directed by either (A) the board upon the written opinion of independent legal counsel or
(B) by the shareholders.

         Article Sixteen of the Registrant's By-Laws provides that the Registrant shall indemnify directors and officers and their heirs, executors and administrators to the full extent permitted by Sections 722 and 723 of the NYBCL. The Registrant, by appropriate action of its Board of Directors, may indemnify directors and officers and their heirs, executors and administrators to the full extent permitted by subsections (b) and (c) of Section 724 of the NYBCL.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 8.  Exhibits.


           Exhibit No.      Description
           ----------       -----------
             4.1            Registrant's 1990 Employee Stock Option Plan.*
             4.2            Registrant's Amended and Restated 1997 Incentive Stock Option Plan.*
             4.3            Registrant's 2000 Long Term Performance and Incentive Plan, as amended.**
             5.1            Opinion of Snow Becker Krauss P.C.**
            23.1            Consent of Snow Becker Krauss P.C. (included in Exhibit 5.1)
            24.1            Power of attorney of certain directors and officers of the Registrant.**

          * Previously filed. See Exhibit Index.
         ** Filed herewith.

Item 9.  Undertakings.

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on March 12, 2004.

                                       PAXAR CORPORATION



                                       By:  /s/ JACK R. PLAXE
                                           -------------------------------------
                                                Jack R. Plaxe
                                                Senior Vice President and
                                                Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


                      *                             Chairman, Chief Executive Officer and          March 12, 2004
---------------------------------------------       Director (Principal Executive Officer)
                Arthur Hershaft                     Director
                      *                                                                            March 12, 2004
---------------------------------------------
                  Jack Becker
                      *                                            Director                        March 12, 2004
---------------------------------------------
                  Leo Benatar
                      *                                            Director                        March 12, 2004
---------------------------------------------
                Joyce F. Brown
                      *                                            Director                        March 12, 2004
---------------------------------------------
                Harvey L. Ganis
                      *                                            Director                        March 12, 2004
---------------------------------------------
                Victor Hershaft
                      *                                            Director                        March 12, 2004
---------------------------------------------
                 David L. Kolb
                      *                                            Director                        March 12, 2004
---------------------------------------------
               Thomas R. Loemker


                      *                                            Director                        March 12, 2004
---------------------------------------------
               James C. McGroddy
                      *                                            Director                        March 12, 2004
---------------------------------------------
               David E. McKinney
                      *                                            Director                        March 12, 2004
---------------------------------------------
               James R. Painter
                      *                                            Director                        March 12, 2004
---------------------------------------------
               Roger M. Widmann

              /s/ JACK R. PLAXE                   Senior Vice President and Chief Financial        March 12, 2004
---------------------------------------------
                 Jack R. Plaxe                      Officer (Principal Financial Officer)
                      *                            Vice President and Controller (Principal        March 12, 2004
---------------------------------------------
                Larry M. Segall                              Accounting Officer)


*By:         /s/ ROBERT S. STONE
     ---------------------------------------
               Robert S. Stone
              Attorney-in-fact


                                Paxar Corporation

                    Registration Statement on Form S-8, Dated
                                 March 12, 2004

                                  EXHIBIT INDEX

Exhibit No.       Description
----------        -----------

          4.1 Registrant's 1990 Employee Stock Option Plan. (Incorporated by reference from Exhibit 4 to the Registrant's Registration Statement on Form S-8 (File No. 33-44299), filed on November 29, 1991.)

          4.2 Registrant's Amended and Restated 1997 Incentive Stock Option Plan. (Incorporated by reference from Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-38923), filed on October 28, 1997.)

          4.3 Registrant's 2000 Long Term Performance and Incentive Plan, as amended.

          5.1  Opinion of Snow Becker Krauss P.C.

          23.1 Consent of Snow Becker Krauss P.C. (included in Exhibit 5.1).

          24.1 Power of attorney of certain directors and officers of the Registrant.